As filed with the Securities and Exchange Commission on May 12, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ContraFect Corporation

(Exact name of Registrant as specified in its charter)

Delaware	39-2072586
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

28 Wells Avenue, Third Floor

Yonkers, New York 10701

(914) 207-2300

(Address of principal executive offices) (Zip code)

ContraFect Corporation 2014 Omnibus Incentive Plan

(Full title of the plans)

Natalie Bogdanos

General Counsel, Corporate Secretary and

Member of the Interim Office

of the Chief Executive Officer

ContraFect Corporation

28 Wells Avenue, Third Floor

Yonkers, New York 10701

(914) 207-2300

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

With copies to:

Peter N. Handrinos, Esq.

Latham & Watkins LLP

John Hancock Tower

200 Clarendon Street

Boston, MA 02116

(617) 948-6060

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	3,574,237(2)	$1.38(3)	$4,932,447.06	$571.68

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of an additional 3,574,237 shares issuable under the ContraFect Corporation 2014 Omnibus Incentive Plan (the “2014 Plan”) pursuant to the terms of such plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the ContraFect Corporation’s (the “Registrant”) common stock as reported on The NASDAQ Capital Market on May 8, 2017.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,574,237 shares of the Registrant’s common stock to be issued pursuant to the 2014 Plan and for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statement on Form S-8 (File No. 333- 199046), filed with the Securities and Exchange Commission on September 30, 2014 relating to the 2014 Plan, are incorporated herein by reference.

Item 8.	Exhibits

The Exhibit Index immediately following the signatures to this Registration Statement is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Yonkers, state of New York, on May 12, 2017.

ContraFect Corporation

By:	/s/ Natalie Bogdanos
Natalie Bogdanos
General Counsel, Corporate Secretary and Member of the Interim Office of the Chief Executive Officer

By:	/s/ Cara M. Cassino, M.D.
Cara M. Cassino, M.D.
Chief Medical Officer, Executive Vice President of Research and Development and Member of the Interim Office of the Chief Executive Officer

By:	/s/ Josh Muntner
Josh Muntner
Senior Vice President, Business Development and Member of the Interim Office of the Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Natalie Bogdanos and Josh Muntner or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Natalie Bogdanos Natalie Bogdanos	General Counsel, Corporate Secretary and Member of the Interim Office of the Chief Executive Officer (co-principal executive officer and co-principal financial officer)	May 12, 2017

/s/ Cara M. Cassino, M.D. Cara M. Cassino, M.D.

Chief Medical Officer, Executive Vice President of Research and Development and Member of the Interim Office of the Chief Executive Officer

(co-principal executive officer and co-principal financial officer)

May 12, 2017

/s/ Josh Muntner Josh Muntner	Senior Vice President, Business Development and Member of the Interim Office of the Chief Executive Officer (co-principal executive officer and co-principal financial officer)	May 12, 2017

/s/ Steven C. Gilman, Ph.D. Steven C. Gilman, Ph.D.	Chairman of the Board	May 12, 2017

/s/ Sol J. Barer, Ph.D. Sol J. Barer, Ph.D.	Lead Independent Director	May 12, 2017

/s/ Isaac Blech Isaac Blech	Director	May 12, 2017

/s/ David N. Low, Jr. David N. Low, Jr.	Director	May 12, 2017

/s/ Michael J. Otto, Ph.D. Michael J. Otto, Ph.D.	Director	May 12, 2017

/s/ Roger J. Pomerantz, M.D., F.A.C.P. Roger J. Pomerantz, M.D., F.A.C.P.	Vice Chairman of the Board	May 12, 2017

/s/ Lisa R. Ricciardi Lisa R. Ricciardi	Director	May 12, 2017

/s/ Cary W. Sucoff Cary W. Sucoff	Director	May 12, 2017

EXHIBIT INDEX

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of ContraFect Corporation, dated August 1, 2014, as amended by the Certificate of Amendment, dated May 9, 2016 and Certificate of Amendment, dated May 2, 2017

4.2 (2)	Amended and Restated Bylaws of ContraFect Corporation

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1*	ContraFect Corporation 2014 Omnibus Incentive Plan

99.2(3)	ContraFect Corporation 2014 Omnibus Incentive Plan Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise

*	Filed herewith.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 3, 2017 (File No. 001-36577), and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 10, 2016 (File No. 001-36577), and incorporated herein by reference.
(3)	Previously filed as Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 filed on September 30, 2014 (File No. 333-199046), and incorporated herein by reference.